DATED 2nd April 2004

TOKLEY LIMITED (1)

and

TELE-PUBLISHING UK LIMITED (2)

LEASE

Premises:	First Floor Unit 8a Kings Exchange, Tileyard Road, London N7
Term:	10 years
Rent:	£20,685 p.a.
Rent Review Period:	Five yearly

We hereby certify this to be
a true copy of the original
Berwin Leighton Paisner 15/04/04
Berwin Leighton Paisner
Adelaide House
London Bridge
London EC4R 9HA

W A L K E R
M O R R I S
Solicitors

CONTENTS

THIS LEASE made on 2nd April 2004

BETWEEN:

(1) **TOKLEY LIMITED** (company number 097768) whose registered office is situate at 19 Mount Havelock, Douglas, Isle of Man IM1 2QG (**the Landlord**)

(2) **TELE-PUBLISHING LIMITED** (company number 05105280) whose registered office is situate at 25 Harley Street, London W1N 2BR (**the Tenant**)

WITNESSES as follows:

1 INTERPRETATION

In this Lease unless the context requires otherwise:

1.1 The following words and expressions mean:

AGA: an authorised guarantee agreement within the meaning of section 16 of the 1995 Act;

the Building: the building on the Estate known as Unit 8 Kings Exchange Tileyard Road London edged green on the plan but including any future extensions alterations or additions to it and excluding any future reduction of it;

the Car Park: those parts of the Common Parts from time to time designated by the Landlord as a car park or car parks;

the CDM Regulations: the Construction (Design and Management) Regulations 1994 including any modification extension or re-enactment of them or any other regulations of a similar nature in force at any time during the Term;

the Common Parts:

(1) All parts of the Building which at any time during the Term do not form part of the Premises or any other premises in the Building let or intended to be let to any other tenant of the Landlord including without limitation:

(a) the roof, foundations, main ceilings, main floors and floor slabs, main walls, structural steelwork, structural and main columns, beams and joists and all other external and structural parts of the Building

including all external windows and doors and window and door frames in the Building;

(b) all internal walls, whether load-bearing or not, inside the Common Parts or separating the Common Parts from the Premises or any other premises in the Building let or intended to be let to any other tenant of the Landlord and all windows and doors and window and door frames in those walls;

(c) all entranceways, hallways, passageways, staircases, lifts, toilets, kitchens, refuse areas, roads and footpaths and all parking, service, access and landscaped areas, all boundary structures and all Pipes other than those demised to the Tenant or any other tenant in the Building;

(d) any central heating, air handling or air conditioning system (including all associated Pipes, radiators, boilers, ducts, pumps, coolers, controls, and other equipment) which serves the Building as a whole or any parts of it communally; and

(e) any video, monitoring, security, control, access, fire detection, fire prevention or sprinkler system and any other electrical or other system of any type (including all associated Pipes) which serves the Building as a whole or any parts of it communally; and

to the extent that they exist at any time during the Term.

(2) All parts of the Estate which at any time during the Term do not form part of the Building or any other building on the Estate let or intended to be let to any other tenant of the Landlord including without limitation:

(a) all roads and footpaths and all parking, service, access and landscaped areas, all boundary structures and all Pipes other than those demised to the Tenant or any other tenant on the Estate; and

(b) the Car Park;

the Contractual Term: the term of 10 years starting on 2nd April 2004 and ending on 1st April 2014 ;

Environmental Legislation: the Health and Safety at Work etc Act 1974, the Environmental Protection Act 1990, the Water Resources Act 1991, the Environment Act 1995 and all statutes and subsidiary legislation included by virtue of Clause 1.2 together with any other statute of a similar nature in force at any time during the Term;

the Estate: the Landlord's Estate known as Kings Exchange Tileyard Road Islington London N7 as edged blue on the Plan but including any future extensions, alterations or additions to such estate;

the Exceptions: the exceptions and reservations set out in the Third Schedule;

Group Company: a group company within the meaning of section 42 of the Landlord and Tenant Act 1954;

the Insured Risks: fire, lightning, explosion, storm, tempest, flood, bursting and overflowing of water tanks, apparatus or pipes, aircraft and other aerial devices, earthquake, riot, civil commotion, labour disturbance, malicious damage and/or any other risks that the Landlord shall from time to time consider necessary subject to the exclusions, excesses and limitations that are applicable to any relevant insurance policy at any time and excluding any risks which are refused by the Landlord's insurers or underwriters at any time;

the Interest Rate: four per cent per annum above the base rate from time to time of any bank that is a member of the British Banking Association and that the Landlord specifies at any time or, if those base rates cease to exist, such other equivalent rate of interest as the Landlord may from time to time specify at any time both before and after any judgment and in every case compounded on the Rent Days;

the Landlord: includes the reversioner for the time being immediately expectant on the determination of the Term;

the Landlord's consent: the previous consent of the Landlord by deed or, at the Landlord's discretion, under hand;

Pipes: pipes, sewers, drains, conduits, gutters, watercourses, wires, cables, channels, ducts, flues, aerials, cisterns, tanks and all other conducting media and ancillary apparatus and any enclosures for them;

the Plan: the plan or plans annexed hereto;

the Planning Acts: the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991 and any other statute of a similar nature in force at any time during the Term;

the Premises: the property described in the First Schedule and each and every part of such property;

the Rent Days: 25 March, 24 June, 29 September and 25 December in each year;

the Rent Review Provisions: the rent review provisions set out in the Fourth Schedule;

the Rights: the rights set out in the Second Schedule;

the Service Charge: the monies payable by the Tenant for the provision of services in accordance with the Fifth Schedule;

Superior Lessor: everyone having a title to the Premises in reversion mediately or immediately expectant on the termination of the Landlord's title at any time during the Term;

the Tenant: includes its successors in title and assigns and all persons deriving title through or under it;

Tenant Package: the aggregate of the covenants and obligations, whether actual or contingent, received by the Landlord either under this Lease or any document supplemental to it or entered into for the purpose of providing any assurance or security for the Landlord that a tenant will comply with its obligations under this Lease including any personal, corporate or bank guarantees, rent deposits, bonds and any other form of security or undertaking but excluding any AGA held or to be received by the Landlord for that tenant which shall be discounted;

the Term: the Contractual Term;

Utilities: data transmission, drainage, electricity, energy of any other type, gas, telephone, water and all other services;

VAT: Value Added Tax and any tax of a similar nature substituted for it or imposed in addition to it at any time during the Term and any penalties or fines in relation to them;

the 1995 Act: the Landlord and Tenant (Covenants) Act 1995.

1.2 Any reference to any statute, including any reference in any definition in this clause, includes:

1.2.1 any amendment, modification, extension or re-enactment of it at any time;

1.2.2 all instruments, orders, plans, regulations, permissions, directions and any other form of subsidiary legislation at any time made, issued or given under or drawing validity from any statute; and

1.2.3 all European Union law, directives and regulations.

1.3 Any reference to any form of legal entity includes all other forms of legal entity.

1.4 In the following cases references to the Landlord include references to any Superior Lessor and any mortgagee of the Landlord or any Superior Lessor:

1.4.1 Where there is any obligation on the Tenant to obtain the Landlord's consent or approval or any acknowledgement from the Landlord, to carry out any act to the satisfaction of the Landlord or to give any form of notice to the Landlord, however in each case the requirement is expressed, but nothing in this Lease imposes any obligation on any Superior Lessor or any mortgagee not to unreasonably refuse any consent, approval, acknowledgement or expression of satisfaction.

1.4.2 Where there is any obligation to pay any costs or fees to the Landlord or repayment to or reimbursement of the Landlord for any payment made or expense incurred.

1.4.3 Where there is any indemnity in the Landlord's favour.

1.5 Obligations by more than one person are joint and several and where any party under this Lease at any time is more than one person references to it are to each person individually as well as jointly with the others comprising it.

1.6 Any obligation on the Tenant not to do something is an obligation not to do it, omit it, allow it or suffer it to be done or omitted.

1.7 Rights excepted, reserved or granted to the Landlord are excepted, reserved or granted to the Landlord, any Superior Lessor and everyone authorised by them.

1.8 Rights granted by the Landlord are granted only to the extent that the Landlord is able to grant them and in common with the Landlord, any Superior Lessor and everyone authorised by them.

1.9 The clause headings in this Lease are for reference only and are not to be taken into account in its construction or interpretation.

1.10 Obligations undertaken by any person shall be binding on and enforceable against that persons personal representatives.

2 THE DEMISE

The Landlord demises the Premises to the Tenant with the Rights but excepting and reserving the Exceptions for the Contractual Term subject to all rights, easements, privileges, restrictions, covenants, stipulations and other matters of any nature affecting them paying throughout the Term the yearly rent of £20,685 from and including [2nd July 2004] and any increase in that rent payable under the Rent Review Provisions by equal quarterly payments in advance on the Rent Days and so in proportion for any period less than a year, the first payment being a proportionate sum in respect of the period from and including ~~the date of this Lease~~ 2nd July 2004 to the next Rent Day hereafter to be paid on the date of this Lease.

3 TENANT'S COVENANTS

The Tenant covenants with the Landlord:

3.1 Payments

3.1.1 To pay the rent at the times and in the manner reserved by clause 2 of this Lease with payment being made by banker's standing order if the Landlord requires it.

3.1.2 To pay to the Landlord on demand as additional rent:

(a) all sums payable by the Landlord for insuring the Premises or, where appropriate, a proper proportion (to be determined by the Landlord acting properly) of all sums payable by the Landlord for insuring the Estate against the Insured Risks and the Landlord's third party and property owner's liability and if there is any insurance claim the whole or, where appropriate, a proper proportion (to be determined by the Landlord acting properly) of any excess which applies;

(b) all sums payable by the Landlord for insuring against loss of rent from the Premises, including any anticipated loss of rent which may follow a rent review, for a period of at least three years.

3.1.3 To pay the Service Charge to the Landlord as additional rent in accordance with the Fifth Schedule.

3.1.4 To make all payments referred to in this sub-clause, and all other payments due to the Landlord under this Lease, without any deduction (except as required by law) or counterclaim and without exercising any right of legal or equitable set off.

3.2 Outgoings and Utilities

3.2.1 To pay all existing and future rates, taxes, assessments, duties, charges, impositions and other outgoings of any type charged, assessed or imposed on or in respect of the Premises or their owner or occupier at any time (including any of a capital or non-recurring nature) and if the Landlord suffers any loss of rating or similar relief on any property after the end of the Term because the Premises have not been occupied up to the expiration of the Term to make good that loss to the Landlord;

3.2.2 To pay for all Utilities used at or available to the Premises, including standing charges, and to comply at its own expense with all present and future regulations and requirements of the authorities or bodies supplying such Utilities

Provided That if any payments due under this sub-clause are due in respect of the Premises and any other part of the Building or the Estate jointly to pay a proper proportion of them to be conclusively determined by the Landlord acting reasonably.

3.3 Insurance

3.3.1 To insure all plate glass and other windows (if any) in the Premises at any time during the Term in their full reinstatement value against destruction or damage by any cause and if any destruction or damage occurs to immediately lay out the insurance monies in reinstatement making good any deficiency from its own funds.

3.3.2 To insure the Premises against the Tenant's occupiers' and third party liability risks including any liability under the indemnity provisions on the part of the Tenant contained in this Lease.

3.3.3 To effect all such insurances with an insurance office or offices of repute on such terms and in such amounts as the Landlord shall reasonably require (and if the Landlord shall so require in the Landlords joint name) and at the request of the Landlord to produce the policy or policies of such insurance (or satisfactory evidence of the full terms of such insurance) and the receipt for or evidence of payment of the last premium.

3.3.4 If the Tenant fails to effect such insurances the Landlord may effect them and the Tenant shall repay to the Landlord on demand all monies expended by the Landlord for that purpose together with interest at the Interest Rate from the date of expenditure by the Landlord to the date of repayment.

3.3.5 If at any time during the Term the Tenant shall be entitled to the benefit of any insurance on or in connection with the Premises, the Building or the Estate which is not effected under any obligation in this Lease to apply all monies received from such insurance in making good the loss or damage in respect of which it is received.

3.4 Interest

3.4.1 If the Landlord does not receive payment of:

(a) the rent reserved by clause 2 of this Lease and the VAT due in respect of it on the due date whether formally demanded or not; or

(b) any other money due under this Lease (other than any money which this Lease states is to bear interest from the date of expenditure by the Landlord) within 14 days of the due date

to pay interest on the money concerned to the Landlord at the Interest Rate from the due date until the date of actual receipt by the Landlord.

3.4.2 If the Landlord refuses payment of any money due from the Tenant under this Lease whilst it has reasonable grounds to believe that there is a breach of the Tenant's obligations under this Lease or that the Tenant might acquire any right or entitlement against it to pay interest on that money at the Interest Rate

from the due date (or from the date of expenditure by the Landlord where this Lease provides for interest to be paid from that date) until the date on which the Landlord accepts payment

Provided That this sub-clause shall not prejudice any other right or remedy of the Landlord for the recovery of any money due.

3.5 **VAT**

To pay and indemnify the Landlord against any VAT chargeable in respect of or levied on:

3.5.1 any payment due from or any supply made to the Tenant under or in connection with this Lease; and

3.5.2 any payment made by or any supply made to the Landlord where the Tenant is liable to reimburse it for that payment or in respect of that supply

in each case in addition to the payment or supply concerned.

3.6 **Repair**

3.6.1 To repair maintain clean and keep the Premises in good and substantial repair and decoration, damage caused by the Insured Risks excepted unless any relevant insurance policy in respect of the Premises is rendered void or any insurance monies are irrevocable due to any act or omission of the Tenant or any undertenant or anyone occupying or at the Premises with the express or implied authority of the Tenant or any undertenant.

3.6.2 To maintain and keep in good working order and condition all Landlord's fixtures and fittings and to replace any of them which are beyond repair by suitable items of a similar and modern kind to the Landlord's reasonable satisfaction and at the end of the Term (however determined) to replace all (if any) floor coverings and carpets in the Premises by suitable items of a similar and modern kind to the Landlord's reasonable satisfaction.

3.6.3 To carry out all work required under this sub-clause or any other provision of this Lease:

(a) in a good and workmanlike manner;

(b) in accordance with good modern practice from time to time, all relevant Codes of Practice and all British Standards; and

(c) to the Landlord's reasonable satisfaction.

3.7 **Decoration**

3.7.1 In the third sixth and last year of the Term (however determined) to prepare, paint with at least three coats of good quality paint, varnish, treat with preservative or otherwise appropriately decorate the outside of the Premises and all additions to them previously or usually decorated and at the same time to restore the interior of the Premises to their former or proper condition.

3.7.2 As often as may be necessary and in the three months before the end of the Term (however determined) to prepare, paint with at least three coats of good quality paint, paper varnish treat with preservative or otherwise appropriately decorate the inside of the Premises and all additions to them previously or usually decorated and at the same time to restore the interior of the Premises to their former or proper condition.

3.7.3 To carry out the work required by this sub-clause:

(a) in a good and workmanlike manner;

(b) with good quality materials;

(c) to the Landlord's reasonable satisfaction; and

(d) in a colour and scheme of decoration approved by the Landlord, such approval not to be unreasonably withheld.

3.8 **To contribute towards the cost of things used in common**

To bear and pay a fair and reasonable contribution toward the cost and expense of constructing repairing rebuilding renewing lighting cleansing and maintaining all walls and fences and sewers and drains gutters water courses and external pipes and other things the use of which is common to or capable of being used in common with the Premises and other premises such contribution to be determined by the Landlord.

3.9 **Keep tidy**

3.9.1 To keep the Premises clean, tidy and properly maintained and free from litter.

3.9.2 Not to litter or make untidy the Estate or any neighbouring or adjoining property.

3.9.3 To keep all rubbish in suitable receptacles and to arrange for its collection and disposal in an appropriate manner as often as necessary and at least weekly.

3.10 Alterations

3.10.1 Not to commit waste, change the existing design or appearance of the Premises, divide them or merge them with other premises or make any alterations or additions of any type to them unless paragraph 3.10.2 is first complied with in full when the following alterations and additions will be allowed with the Landlord's consent, such consent not to be unreasonably withheld:

(a) Internal non-structural alterations and additions.

(b) Alterations and additions to the Pipes forming part of the Premises.

(c) The uniting merging or dividing of the Premises with the premises known as Unit 10 Kings Exchange Tileyard Road London demised by a lease of the same date between the Landlord (1) and the Tenant (2)

3.10.2 Before carrying out any alterations or additions and at its own cost to:

(a) obtain all necessary consents from any competent authority and any other person;

(b) supply all drawings, specifications and other information that the Landlord reasonably requires in respect of them;

(c) enter into any covenants that the Landlord requires for the execution, supervision and reinstatement of them and provide any security that the Landlord reasonably requires in the case of substantial alterations or additions.

3.10.3 To complete and carry out any permitted alterations or additions:

(a) at its own cost;

(b) to the Landlord's reasonable satisfaction;

(c) in a good and workmanlike manner;

(d) with good quality materials;

(e) so as not to interfere with any communal Pipes or so as to cause access to any of them to be or become more difficult than it was previously;

(f) in accordance with the plans, specifications and details previously approved by the Landlord; and

(g) in accordance with all statutory, local authority and insurers' requirements and recommendations.

3.10.4 If the Landlord requires it to remove any alterations or additions to the Premises, or any part of them, and to reinstate the Premises, or the appropriate part of them, to their former or proper condition before the end of the Term (however determined) with all work being done to the Landlord's reasonable satisfaction.

3.10.5 To remedy any breach of this sub-clause within two months of receiving written notice from the Landlord and if it does not to allow the Landlord to enter the Premises with all necessary workmen and equipment to carry out the work required and to pay to the Landlord all expenses incurred by it in doing so, including all legal and surveyors' fees, on demand together with interest at the Interest Rate from the date of expenditure by the Landlord to the date of repayment.

3.11 Statutory obligations

3.11.1 At its own expense to comply with all requirements of, and execute all works required by, any statute or any competent authority in respect of the Premises, any activity at or use of them or the use of any plant, machinery or other equipment in them and to indemnify the Landlord against all liability which it may have under any such statute or requirement.

3.11.2 To obtain all planning permissions and other consents that are required for the carrying out of any operations on the Premises or any use of them which may constitute development within the meaning of the Planning Acts or which may be governed by any Environmental Legislation but no application for planning permission or any other consent is to be made without the Landlord's

consent, such consent not to be unreasonably withheld in respect of any application for permission or consent in respect of anything for which consent has already been given by the Landlord under any other provision of this Lease.

3.11.3 To pay and satisfy any charge or levy that is imposed during the Term under the Planning Acts or any Environmental Legislation in respect of any operation or use referred to in paragraph 3.11.2.

3.11.4 That where any alterations or additions are covered by the CDM Regulations it and not the Landlord will be the client for the purposes of regulation 4 of those regulations and that it will:

(a) send (if not already sent) a declaration to that effect to the Health & Safety Executive in accordance with paragraph (4) of regulation 4 of the CDM Regulations;

(b) provide the Landlord with a copy of the acknowledgement received from the Health & Safety Executive in respect of the declaration when received by it;

(c) not revoke the declaration;

(d) comply with the client's obligations under the CDM Regulations in respect of the Alterations.

3.11.5 To supply to the Landlord at its own cost all information in respect of any work done to the Premises, and the Premises as altered by that work, which is required to keep any Health and Safety file maintained under the CDM Regulations in respect of the Premises up to date including copies of all relevant plans, specifications and other documents.

3.11.6 Not to carry out any operation on or any change of use of the Premises before all notices required under the Planning Acts and any Environmental Legislation have been served or before all relevant notices, planning permissions and other consents have been produced to the Landlord and acknowledged by it in writing as being satisfactory, such acknowledgement not to be unreasonably withheld in respect of any notice, consent or permission in respect of anything for which consent has already been given by the Landlord under any other provision of this Lease.

3.11.7 Unless the Landlord directs otherwise to carry out and complete before the end of the Term (however determined) any works which are to be carried out to the Premises by a date after the end of the Term as a condition of any planning permission granted for any development begun during the Term.

3.11.8 That if it receives any compensation in respect of its interest in the Premises because of any restriction imposed on their use under the Planning Acts and this Lease is determined by surrender or re-entry to immediately make such payment to the Landlord as is reasonable to ensure that the Landlord receives due benefit from that compensation.

3.11.9 To produce to the Landlord on demand all notices, orders, proposals, permissions, consents, plans and other evidence which the Landlord reasonably requires in order to be satisfied that this sub-clause has been fully complied with.

3.12 Inspection and notice to repair

To allow the Landlord and everyone authorised by it to enter the Premises at all times during the Term on reasonable prior notice (except in the case of emergency) to:

3.12.1 take inventories of fixtures, fittings and other items to be yielded up at the end of the Term;

3.12.2 establish whether the Tenant's obligations under this Lease have been observed and performed and in particular to view (including the right to open up any part of the Premises where such opening up is required in order to view) the state of repair condition and decoration of the Premises and to give to the Tenant or leave on the Premises written notice of all defects in the Premises or any other remediable breach of covenant and to require the Tenant to repair or remedy the same (including the making good of any opening up) as required by any such notice and in accordance with the covenants contained in this Lease (the Landlord making good any opening up at the Landlords own cost if no breach of the terms of this Lease is found) and if the Tenant shall not within one month after service of such notice (or sooner if requisite) commence to repair or remedy the same or shall fail to complete such repair or rectification within two months (or sooner if reasonably practicable) to permit the Landlord to enter the Premises with all necessary workmen and equipment to repair and remedy the same and to pay to the

Landlord on demand as a debt the costs and expenses of so doing (including legal and surveyors fees) together with interest at the Interest Rate from the date of expenditure by the Landlord to the date of repayment.

3.12.3 inspect the Premises in connection with any proposed action under Part II of the Landlord and Tenant Act 1954 or the implementation of any rent review procedure and to supply any information relevant to those purposes which is reasonably requested by the Landlord or anyone having a right of entry under this sub-clause;

3.12.4 inspect and value the Premises, and any items in them, for insurance purposes;

3.12.5 exercise any right of the Landlord under this Lease or fulfil any obligation of the Landlord in respect of the Premises, the Building or the Estate or any neighbouring or adjoining property however it arises.

3.13 User

3.13.1 Not to do anything at the Premises which may be, become or cause a nuisance, disturbance, injury or damage to the Landlord or any owner or occupier of the Premises, the Building, Estate or any other neighbouring or adjoining property.

3.13.2 To observe and perform all restrictions, covenants, stipulations and other matters of any nature affecting the Premises.

3.13.3 Not to store or bring upon the Premises any article substance or liquid of a specially combustible, inflammable or dangerous nature and to comply with all recommendations and requirements of the Landlord's insurers and the competent fire authority in respect of the Premises.

3.13.4 Not to use the Premises or any part of them for any use falling within Use Classes B3 to B7 (inclusive) of the Town and Country Planning (Use Classes) Order 1987 (as originally enacted) or for any dangerous, noxious, noisy or offensive trade or business or as a betting office or for residential purposes or for any illegal or immoral act or purpose and not to hold any sale by auction on the Premises.

3.13.5 Not to use the Premises or any part of them for any purpose other than a use falling within Use Class B1 of the Town and Country Planning (Use Classes) Order 1987 (as originally enacted) and not without the Landlord's consent (such consent not to be unreasonably withheld) to use the Premises or any part of them for any purpose other than as offices.

3.13.6 To pay to the Landlord on demand all costs, charges and expenses which may be incurred by it in complying with a notice served, or a requirement made, by any competent authority under any Environmental Legislation and/or in abating any private or public nuisance on or arising from the Premises including any statutory nuisance abated by the Landlord in compliance with a notice served by a local or public authority together with interest at the Interest Rate from the date of expenditure by the Landlord to the date of repayment.

3.14 Signs and aerials

3.14.1 Not to fix or attach to or erect or exhibit on any part of the exterior of the Premises or to or through any window of the Premises any placard, poster, notice, advertisement, name, sign or other writing or any television wireless mast or aerial whatsoever without the Landlord's consent (such consent not to be unreasonably withheld in respect of a sign showing the name of the Tenant or the nature of the Tenant's business).

3.15 Insurance obligations

3.15.1 That the Tenant has disclosed to the Landlord any conviction judgement court finding or other matter relating to the Tenant (or any officer of the Tenant where the Tenant is a corporate entity) of such a nature as to affect the decision of an insurer to insure or maintain insurance of the Premises the Estate or any other neighbouring or adjoining property and that the Tenant will during the Term immediately disclose to the Landlord any such conviction judgement court finding or other matter as may occur.

3.15.2 Not to do anything which would or may cause any policy of insurance in respect of the Premises the Estate or any other neighbouring or adjoining property to become void or voidable either wholly or in part or which would or may render any increased or additional premium payable for any such insurance.

3.15.3 To pay to the Landlord on demand the cost of any such increased or additional premium together with interest at the Interest Rate from the date of expenditure by the Landlord to the date of repayment.

3.15.4 Not to effect any insurance in respect of or relating to the Premises or the Estate except as contemplated by the terms of this Lease without the Landlords consent.

3.15.5 In the event of the Premises being destroyed or damaged to give notice to the Landlord immediately stating the cause of the destruction or damage.

3.15.6 If the Building, the Estate or any other neighbouring or adjoining property is destroyed or damaged and any relevant insurance policy is rendered void or any insurance monies are irrecoverable due to any act or omission of the Tenant any undertenant or anyone at the Premises with the express or implied authority of the Tenant or any undertenant to pay the irrecoverable monies to the Landlord on demand.

3.16 Notices

Within seven days of any notice, direction or order (or any proposal for any such being made) being given or issued to the Tenant by any local or public authority or otherwise coming to the knowledge of the Tenant to give full details to the Landlord and, if required by the Landlord, to produce it to the Landlord and/or take all necessary steps to comply with it and/or make or join with the Landlord in making such objection or representation against it or in respect of it that the Landlord reasonably deem expedient.

3.17 Alienation

3.17.1 Not to hold on trust for another, assign, underlet, mortgage, charge or share or part with the possession or occupation of the Premises or any part or parts of the Premises (or permit any person deriving title from the Tenant so to) Provided That:

(a) If the transaction is not prohibited by paragraph 3.17.2 of this sub-clause; and

(b) If paragraphs 3.17.3 to 3.17.7 inclusive of this sub-clause are first complied with in full where and to the extent that they relate to the transaction in question; and

(c) If any consent required of any Superior Lessor and any mortgagee of the Landlord or any Superior Lessor has been obtained and any condition of any such consent imposed has been satisfied; and

(d) If all rents and other monies due from the Tenant to the Landlord under this Lease are paid up to date

the following transactions will be permitted subject to the Landlord's consent, such consent not to be unreasonably withheld:

(e) A mortgage or charge of the whole of the Premises;

(f) An assignment or transfer of the whole of the Premises;

(g) An underlease of the whole of the Premises;

and where the Tenant is a company the Tenant shall be entitled to share or part with the occupation of the Premises or any part of them with or to a Group Company without any requirement for Landlord's consent for so long only as the company remains a Group Company Provided That no relationship of landlord and tenant is created or security of tenure obtained and the Landlord notified of such sharing or parting with occupation in writing.

3.17.2 Not to effect any assignment or transfer:

(a) To any Group Company unless that Group Company provides to the Landlord a Tenant Package which in the reasonable opinion of the Landlord is equivalent to or greater in value and strength to the Landlord than the Tenant Package held by the Landlord in respect of the outgoing Tenant as at the date of the application to the Landlord for licence to assign.

(b) To any assignee or transferee which enjoys diplomatic or state immunity save that this paragraph shall not apply where the proposed assignee or transferee is the Government of the United Kingdom of Great Britain and Northern Ireland or any department thereof.

(c) To any assignee or transferee which is not resident in the United Kingdom of Great Britain and Northern Ireland.

(d) To any assignee or transferee which in the Landlord's reasonable opinion is not of sufficient financial standing to enable it to comply with the tenant's obligations under this Lease.

(e) Unless at the same time the lease of the premises known as Unit 10 Kings Exchange Tileyard Road London on the same date as this Lease between the Landlord (1) and the Tenant (2) is assigned simultaneously to the same assignee.

3.17.3 Prior to any assignment or transfer:

(a) The outgoing Tenant shall enter into a deed constituting an AGA to be prepared by the Landlord's solicitors in the form of clause 6 of this Lease (but with the reference to **the Tenant** in clause 6 being to the incoming tenant and subject to such variation that may be necessary to produce a valid AGA and/or as the Landlord shall reasonably require to secure the obligations of the proposed assignee or transferee to the Landlord;

(b) Any guarantor of the liability of the outgoing Tenant to the Landlord (other than a guarantor under an AGA) shall enter into a deed (to be prepared by the Landlord's solicitors in such form as the Landlord shall reasonably require) to jointly and severally guarantee (as principal debtors) the obligations of the outgoing Tenant under the AGA referred to in paragraph (a) above.

3.17.4 Prior to any assignment or transfer the proposed assignee or transferee shall enter into a deed to be prepared by the Landlord's solicitors in such form reasonably required by the Landlord containing direct covenants with the Landlord to observe and perform the covenants on the part of the underlessee and the conditions to be contained in the proposed underlease.

3.17.5 And in relation to any assignment or underlease of whole of the Premises the Tenant shall prior to completion of the relevant assignment or underlease have undertaken works approved by the Landlord (such approval not to be unreasonably withheld or delayed) to divide the Premises from the Premises known as Unit 10 Kings Exchange

3.17.6 Prior to any assignment or underlease (if the Landlord so requires it) a guarantor or guarantors of sufficient standing shall enter into a deed prepared by the Landlord's solicitors in the form of clause 6 of this Lease (but with the reference to **the Tenant** in clause 6 being to the incoming Tenant or the proposed underlessee (as appropriate) and subject to such variation as may be appropriate in the case of a proposed underlease or the assignment or transfer of an underlease or in any case as the Landlord reasonably requires) to secure the obligations of the proposed assignee or transferee of this Lease or the proposed underlessee or the proposed assignee or transferee of an underlease (as appropriate) to the Landlord.

3.17.7 That any underlease shall:

(a) Be granted at the full open market rent without any premium or other concession to the undertenant with rent being payable in advance on the Rent Days;

(b) Contain rent review provisions for the review of the rent reserved by the underlease in accordance with the Rent Review Provisions on the same dates;

(c) Contain covenants controlling dealings in accordance with the provisions of sub-clause;

(d) Contain a re-entry clause in a form equivalent to the re-entry clause contained in this Lease;

(e) Be in a form approved by the Landlord, such approval not to be unreasonably withheld;

(f) Be excluded from the security of tenure provisions of Part II of the Landlord and Tenant Act 1954 by agreement authorised by a prior order of the competent court.

3.17.8 That in respect of any underlease the Tenant shall:

(a) Enforce the observance and performance of the covenants and conditions contained in it and not waive any breach of covenant by the underlessee;

(b) Not vary its terms or forfeit or accept a surrender of it without the Landlord's consent, such consent not to be unreasonably withheld;

(c) Not commute any rent payable under it in whole or part;

(d) Ensure that the rent payable under it is reviewed at each review date to the highest rent then obtainable but shall not agree any such revised rent without the Landlord's approval, such approval not to be unreasonably withheld.

3.17.9 On every application for consent under this sub-clause to disclose to the Landlord such information as to the terms of the proposed transaction that the Landlord reasonably requires and to supply to the Landlord on demand the names and addresses of everyone deriving title from the Tenant (whether mediately or immediately) or occupying the Premises together with details of all rent payable by any such tenant and other terms of any such tenancy or the terms of any such occupancy.

3.17.10 Where this Lease prohibits any particular assignment or transfer taking place such prohibitions and pre-conditions:

(a) Are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927; and

(b) Do not affect the Landlord's right to withhold consent on any other ground or grounds which is or are reasonable and/or to impose any further condition or conditions which are reasonable in the circumstances of a particular assignment or transfer.

3.17.11 Within one month of every assignment, transfer, underlease, charge, mortgage or other dealing with or devolution of this Lease to produce to the Landlord's Solicitors a certified copy of all relevant documents to the Landlord's solicitors for registration and to pay the Landlord's solicitors reasonable fee for each registration.

3.18 Sale and re-letting

To permit the Landlord:

3.18.1 At any time at reasonable hours and on reasonable written notice during the last six months of the Term (however determined) to enter the Premises and to fix to any suitable part or parts of the exterior of the Premises (and retain without interference) a notice or notices for re-letting the Premises.

3.18.2 At any time at reasonable hours and on reasonable written notice during the Term to enter the Premises and to fix to any suitable part or parts of the exterior of the Premises (and retain without interference) a notice or notices for selling the Premises.

3.19 Rights of light and encroachments

3.19.1 Not to stop up, darken or obstruct any windows in the Premises or do anything that would or might cause any easement or other right enjoyed appurtenant to the Premises or the Estate to be extinguished, abandoned, diminished or otherwise adversely affected.

3.19.2 Not to permit any new window, opening, path, passage, drain or other encroachment or easement to be made or acquired in, against, out of or on the Premises and that in case any such encroachment or easement shall be made or acquired or attempted to be made or acquired the Tenant shall give immediate notice to the Landlord on becoming aware of any such easement or encroachment and at the Landlord's request adopt such means as may be reasonably required to prevent the encroachment or the acquisition of the easement concerned at the joint cost of the Landlord and Tenant.

3.20 Indemnities

To be responsible for and to indemnify the Landlord against:

3.20.1 All damage caused to the Premises, the Building, the Estate or any neighbouring or adjoining property or to any person or goods which is caused directly or indirectly by the condition, occupation or use of the Premises;

3.20.2 All actions, claims, proceedings, costs, expenses and demands made against or incurred by the Landlord as a result of:

(a) Any act, omission or negligence by the Tenant or the Tenant's employees, any undertenant or any other agents, licensees or visitors; or

(b) Any breach or non-observance by the Tenant of the terms of this Lease;

3.20.3 Any tax or other fiscal liability imposed on the Landlord as a result of any work carried out at, any act done on or any change of use of the Premises by the Tenant.

3.21 Damaging substances

Not to allow any damaging substance (including water) to escape from the Premises and to make good, and pay compensation for, any damage caused by any escape that occurs.

3.22 Notices of breach and costs

To pay to the Landlord on demand on a full indemnity basis all proper costs, charges and expenses (including solicitors', surveyors', bailiffs' and other professional fees) incurred by the Landlord for the purpose of, incidental to or in reasonable contemplation of:

3.22.1 The preparation and service of a notice under section 146 of the Law of Property Act 1925 or in contemplation of proceedings under sections 146 or 147 of that Act even if forfeiture is avoided unless a competent court orders otherwise;

3.22.2 The preparation and service of all notices relating to wants of repair condition or decoration of the Premises whether served before or after the expiration or sooner determination of the Term;

3.22.3 Any application by the Tenant or undertenant for any licence or consent under this Lease whether granted or not including where the application is withdrawn;

3.22.4 Obtaining payment of any arrears of rent or remedying of any breach of the covenants on the part of the Tenant and the conditions contained in this Lease whether or not court proceedings are involved;

3.22.5 inspecting and valuing the Premises and any items in them for insurance purposes

together in each case with interest at the Interest Rate from the date of expenditure by the Landlord to the date of repayment subject to the provisions of Clause 3.4.1.

3.23 Yield up

At the end of the Term to:

3.23.1 yield up the Premises (with all keys) in the state and condition complying with the Tenant's covenants in this Lease

3.23.2 remove all notices, advertisements, signs, aerials and tenant's fixtures, fittings, furniture and other goods from the Premises and make good any damage caused to the Premises, the Building or the Estate (including damage to decorative finishes) by their removal to the Landlord's satisfaction

and the Tenant does not pay to the Landlord on demand by way of compensation the cost of carrying out the work required to remedy the failure together with interest at the Interest Rate from the date of written demand to the date of repayment subject to the provisions of clause 3.4.1and a sum equal to the then open market rent of the Premises for the period between the end of the Term and the date on which the Landlord should reasonably have been expected to complete such works.

3.24 Pipes

3.24.1 Not to connect anything to any Pipes forming part of or serving the Premises which might endanger or overload them.

3.24.2 Not to allow any oil or grease or any deleterious, objectionable, dangerous, poisonous or explosive substance to be discharged into any Pipes forming part of or serving the Premises and not to cause any obstruction or deposit in them or any damage to them and if any obstruction, deposit or damage occurs to immediately remove or rectify it to the Landlord's satisfaction.

3.25 Overloading

3.25.1 Not to do or permit to remain upon the Premises anything or do anything which would or might strain or damage the Premises, the Building, the Estate or any neighbouring or adjoining property.

3.25.2 Not to do anything which adversely affects any central heating, air handling, air conditioning, sprinkler, alarm or other system running through or serving

the Premises or that imposes an additional load on any of them beyond that which they are designed to bear.

3.26 Keyholder

To supply the Landlord and the local police force with written notice of the names, home addresses and telephone numbers of at least two keyholders of the Premises.

3.27 Defects

On becoming aware of any such defect to give notice to the Landlord of any defect in the Premises which might require the Landlord to do or refrain from doing anything in order to comply with the provisions of this Lease or any duty of care imposed on the Landlord under the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices relating to those matters which the Landlord at any time reasonably requires to be displayed at the Premises.

3.28 Replacement guarantor

To give notice to the Landlord within fourteen days if any guarantor of the then current Tenant under this Lease (being an individual) dies, becomes bankrupt, has a receivership order made against him or has a receiver appointed under the Mental Health Act 1983 or (being a company) enters into liquidation whether compulsory or voluntary (save for the purpose of the amalgamation or reconstruction of a solvent company not involving the realisation of assets), has a receiver (including an administrative receiver) or an administrator appointed of its undertaking or any of its assets, has a winding up or an administration order made against it or a petition is presented for any such order, is deemed unable to pay its debts as defined in section 123 of the Insolvency Act 1986, or is struck off the Register of Companies, is dissolved or (being a company incorporated outside Great Britain) ceases to exist under the laws of the country or state of its incorporation or (in any case) enters into an arrangement or composition for the benefit of its guarantors creditors and if required by the Landlord, but at the Tenant's own expense, to procure that within twenty eight days a new guarantor or guarantors acceptable to the Landlord, such acceptance not to be unreasonably withheld, executes a guarantee in the form of clause 6 of this Lease (but in respect of the liability of the then current Tenant) subject to any variation that the Landlord reasonably requires.

3.29 **Regulations**

To comply with all reasonable written regulations from time to time made by the Landlord for the satisfactory running or management of the Building or the Estate.

3.30 **Disputes**

If required by the Landlord to submit any dispute with any other tenant of any other premises in the Building or on the Estate concerning the occupation or use of any part of the Building or the Estate or anything else affected by this Lease to the Landlord for resolution when the Landlord's decision shall be final and binding on the parties.

3.31 **Common Parts**

Not to obstruct or cause any nuisance or inconvenience on the Common Parts.

3.32 **Occupation**

Not to leave the Premises unoccupied without notifying the Landlord and providing any caretaking or security arrangements that the Landlord reasonably requires.

3.33 **Window cleaning**

To clean the interior and exterior of any windows, other glass or similar substance in the walls of the Premises, whether internal or external, as often as reasonably necessary and in any event at least monthly.

3.34 **Car Park**

In connection with the Tenant's use of the Car Park:

3.34.1 Not to litter or leave any rubbish on it.

3.34.2 Not to use it so as to be or become or cause a nuisance, annoyance, disturbance, inconvenience, injury or damage to the Landlord or any other user.

3.34.3 Not to obstruct any access or manoeuvring area of it.

3.34.4 Not to allow oil or grease to drip onto it and not to bring onto it any fuel or lubricating oil except any inside the tank or mechanical parts of any car using it.

3.34.5 Not to clean or undertake any maintenance work on any car using it.

3.34.6 To comply with, and/or ensure that the owners and drivers of all cars using the Car Park under the authority of the Tenant, comply with all reasonable regulations made by the Landlord in writing at any time for its satisfactory running or management.

4 LANDLORD'S COVENANTS

The Landlord covenants with the Tenant:

4.1 Quiet enjoyment

That the Tenant may, so long as the Tenant pays the rent reserved by and complies with the covenants and conditions contained in this Lease, peaceably and quietly hold and enjoy the Premises during the Term without any unlawful interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

4.2 Insurance

4.2.1 Unless any insurance policy in respect of the Premises, the Building or the Estate is prejudiced or invalidated by anything done by the Tenant, any undertenant or any other occupier of the Premises or anyone at the Premises with the express or implied authority of any of them to insure the Premises or, at the Landlord's option, the Premises as part of the Estate or any part of it:

(a) in the amount that the Landlord is advised is their reinstatement cost;

(b) against loss or damage by the Insured Risks together with an appropriate addition for the cost of demolition, site clearance and professional fees;

(c) to the extent that insurance is reasonably available with reputable insurers on reasonable terms

but the Landlord shall not be under any obligation to insure any alterations, additions or fixtures and fittings made or installed by the Tenant, any undertenant or any other occupier until notified of them and the amount for which they should be insured.

4.2.2 If the Premises are destroyed or damaged by an Insured Risk the Landlord will (unless any insurance policy is prejudiced or invalidated by anything done by the Tenant, any undertenant or any other occupier of the Premises or anyone at the Premises with the express or implied authority of any of them) with all convenient speed use its reasonable endeavours to obtain any permits and consents needed to enable it to reinstate the Premises (but without being obliged to appeal any refusal of any consent) and will as soon as the permits and consents have been obtained, subject to the availability of the necessary materials and labour, spend and lay out all insurance monies received by it in respect of the Premises (except in respect of rent, costs and fees) in reinstating the Premises in a form as near as reasonably practicable to the form existing before the destruction or damage.

4.2.3 At the request and cost of the Tenant, but not more than once in any year, to produce to the Tenant a copy, or at the Landlord's option, sufficient details of the Landlord's insurance policy and evidence of payment of the last premium.

4.3 **Services**

Subject to the Tenant paying the Service Charge to use the Landlord's reasonable endeavours to:

4.3.1 keep the Common Parts adequately repaired and decorated and provide the Estate bus service as set out at paragraph 5.20 of the Fifth Schedule;

4.3.2 provide any of the other services set out in the Fifth Schedule that the Landlord reasonably considers necessary or appropriate at any time

Provided That the Landlord shall not be liable to the Tenant for:

4.3.3 any interruption to any service because of maintenance of, damage to or destruction of any equipment, breakdown, inclement weather, shortage of materials or labour or any other cause at all outside the Landlord's immediate control;

4.3.4 any act, omission or negligence of any of the Landlord's employees or contractors in connection with the provision of any service;

4.3.5 any disrepair or failure to supply any service unless the Tenant has already given written notice of it to the Landlord.

5 PROVISOS

It is agreed that:

5.1 Re-entry

If any of the following occur:

5.1.1 The rent payable under this Lease or any part of it is unpaid for 21 days after it becomes due, whether formally demanded or not; or

5.1.2 If any covenant on the part of the Tenant contained in this Lease shall not be observed or performed; or

5.1.3 If the Tenant (being an individual) becomes bankrupt, or (being a company) enters into liquidation whether compulsory or voluntary (unless for the purpose of the amalgamation or reconstruction of a solvent company not involving the realisation of assets), has a receiver (including an administrative receiver) or an administrator appointed of its undertaking or any of its assets, has a winding up or an administration order made against it or a petition is presented for any such order, is deemed unable to pay its debts as defined in section 123 of the Insolvency Act 1986, is struck off the Register of Companies, is dissolved or (being a company incorporated outside Great Britain) ceases to exist under the laws of the country of its incorporation or (in any case) enters into an arrangement or composition for the benefit of the Tenant's creditors

the Landlord may at any time afterwards, even though any earlier right of re-entry has been waived, re-enter the Premises or any part of them in the name of the whole when this Lease shall end but without prejudice to any claim by the Landlord in respect of any antecedent breach of any covenants on the part of the Tenant and the conditions contained in this Lease.

5.2 Suspension of rent

If the Premises or any part of them or the Estate are destroyed or damaged by any Insured Risk so as to be unfit for occupation or use then (unless any insurance policy in respect of the Premises or the Estate is prejudiced or invalidated by anything done by the Tenant, any undertenant or any other occupier of the Premises or anyone at the Premises with the express or implied authority of any of them) the yearly rent reserved

by this Lease or a fair proportion of it according to the nature and extent of the damage concerned shall be suspended (to the extent that the Landlord's insurers meet the Landlord's claim for loss of rent at the rate which would be payable under this Lease if the Premises were undamaged) until the Premises or the damaged part of them are re-instated or made fit for occupation or use or for the period covered for loss of rent under the Landlord's insurance policy whichever is the shorter.

5.3 **Determination of the Term**

If the Premises or any part of the Premises are destroyed or damaged by any Insured Risk so as to be unfit for occupation or use then:

5.3.1 the Landlord may at any time afterwards give the Tenant not less than four months written notice to determine this Lease;

5.3.2 the Tenant may (unless the reinstatement of the Premises is prevented or delayed due to any failure by the Tenant under the Lease or any insurance policy in respect of the Premises is prejudiced or invalidated by anything done by the Tenant, any undertenant or any other occupier or anyone at the Premises with the express or implied authority of the Tenant or undertenant) if the Premises are not reinstated or made fit for occupation or use six months before the date on which the Landlord's loss of rent insurance expires give the Landlord on or at any time after that date not less than six months' written notice to determine this Lease and if on the expiration of that notice the Premises have not been reinstated or made fit for occupation or use the notice shall be effective to determine this Lease

and on this Lease being brought to an end under this sub-clause the rights and obligations of the parties shall cease but without prejudice to any claim by the Landlord in respect of any failure by the Tenant to comply with its obligations up to that time and if this Lease is ended under this sub-clause (or if the rebuilding or reinstatement of the Premises or the Estate is prevented or frustrated by any cause at all) all insurance monies relating to the Premises and the Estate shall belong to the Landlord.

5.4 **Recovery of payments**

All sums due to the Landlord under this Lease are payable as rent and the Landlord has the same remedies for their recovery as the Landlord has for rent in arrear.

5.5 **Exclusion of liability**

The Landlord shall not be liable to the Tenant or, unless any statute provides otherwise, to any undertenant agents employees licensees or visitors for any:

5.5.1 accident, incident or injury suffered in or near to the Premises, the Estate or any neighbouring or adjoining property;

5.5.2 damage to or loss of any goods or property happening in or near to the Premises, the Estate or any neighbouring or adjoining property;

5.5.3 act, omission or negligence of any employee, agent, invitee or tenant of the Landlord;

5.5.4 loss or damage resulting from any fire or overflow of water or other substance from any Pipes in or about the Premises, the Estate or any neighbouring or adjoining property.

5.6 Exclusion of use warranty

Nothing in this Lease or in any consent granted by the Landlord under it implies or warrants that the Premises may be used for any use allowed by this Lease either under the Planning Acts or otherwise.

5.7 Notices

Section 196 of the Law of Property Act 1925, as amended by the Recorded Delivery Service Act 1962, applies to the service of all notices in connection with this Lease except that it shall be deemed to be amended as follows:

5.7.1 In this sub-clause **Working Day** means any day from Monday to Friday (inclusive) other than bank or public holidays.

5.7.2 The final words of section 196(4) "and that service…be delivered" shall be deleted and replaced with "and that service shall be deemed to be made on the second Working Day after the registered letter has been posted".

5.7.3 Any notice may be sufficiently served by facsimile when service shall be deemed to be made on the day of transmission if transmitted before 4.00 pm on a Working Day but otherwise on the next following Working Day.

5.8 Compensation

Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Premises is excluded to the extent permitted by law.

5.9 Implied easements

Section 62 of the Law of Property Act 1925 is excluded from this Lease so that the only rights granted to the Tenant are those expressly set out in this Lease and the Tenant shall not be deemed to have acquired or be entitled to and the Tenant shall not during the Term acquire or become entitled to (save on behalf of the Landlord against third parties) by any means any easement or advantage of any sort in respect of or affecting the Building, the Estate or any neighbouring or adjoining property.

5.10 Party walls

Any internal non load bearing walls dividing the Premises from any other premises in the Building let or intended to be let to any other tenant of the Landlord are party walls within the meaning of section 38 of the Law of Property Act 1925 and shall be maintained at the joint expense of the respective estate owners.

5.11 Tenant's property

If at the end of the Term the Tenant leaves any items on the Premises and fails to remove them within 14 days of being requested to do so the Landlord may remove them as the Tenant's agent and, if the Landlord wishes to, sell them and hold the proceeds of sale, after deduction of removal, sale and other costs, to the Tenant's order Provided that the Tenant shall indemnify the Landlord against any liability to any third party whose property is removed or sold by the Landlord in the mistaken belief, which shall be presumed unless the contrary is proved, that it belonged to the Tenant.

5.12 Jurisdiction

This Lease shall be governed by and interpreted in accordance with English law and the parties irrevocably submit to the jurisdiction of the English courts and waive any objection to proceedings with respect to this Lease in any Court on the grounds of venue or inconvenient forum.

5.13 Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Lease but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

5.14 Exclusion of security

Having been authorised to do so by an Order of the [*****] County Court made on [*****] under the provisions of section 38(4) of the Landlord and Tenant Act 1954 (as amended) the provisions of sections 24 to 28 (inclusive) of that Act are excluded in relation to this tenancy.

5.15 Option to determine

5.15.1 If the Tenant shall desire to determine this Lease at the expiration of the fifth year of the Term and shall give not less than six months prior written notice of such desire to the Landlord then at the expiration of the said fifth year this Lease and everything herein contained shall cease and determine but without prejudice to any claim by the Landlord or the Tenant in respect of any antecedent breach of any covenant or condition contained in this Lease Provided That any notice served by the Tenant shall only be effective to determine this Lease in accordance with this sub-clause if:

(a) The Tenant pays the rents reserved by this Lease up to the date of intended determination: and

(b) The Tenant yields vacant possession of the Premises to the Landlord on the date of intended determination

(c) The Tenant simultaneously determines the Lease of the Premises known as Unit 10 Kings Exchange Tileyard Road London entered into on the same date as this Lease and entered into between the Landlord and the Tenant

5.15.2 This option shall operate wholly independently from the Rent Review Provisions and its inclusion in this Lease shall not make any time of the essence in respect of any notice served or to be served or any act done or to be done by the Landlord in accordance with the Rent Review Provisions

6 FORM OF GUARANTORS COVENANTS

6.1 In this Clause the expression **the Tenant** shall mean the actual Tenant in respect of which the relevant guarantee is given only.

6.2 The Guarantee covenants with the Landlord and (without the need for any express assignment) with the Landlord's successors in title as follows:

6.2.1 That the Tenant will pay the rent and all other monies due from the Tenant at the respective times and in the manner appointed for payment and will observe and perform all the covenants on the part of the Tenant and the conditions contained in this Lease (both before and after any disclaimer of this Lease) until such time as the Tenant is released from its liability as tenant by the 1995 Act (**the Liability Period**) and that in the event of any default by the Tenant during the Liability Period the Guarantor will pay the rent and all other monies due and will observe and perform the covenants contained in this Lease and will pay and make good to the Landlord on demand all losses costs damages and expenses occasioned to the Landlord by or arising out of the default of the Tenant Provided That:

(a) Any time or indulgence granted by the Landlord to the Tenant; or

(b) Any neglect or forbearance on the part of the Landlord in obtaining or accepting payment of the rent or such other monies or in enforcing the observance and performance of the covenants contained in this Lease or any of them; or

(c) Any refusal by the Landlord to accept rent or other monies from the Tenant following any breach of covenant by the Tenant; or

(d) Any agreement with the Tenant or any licence or consent given under this Lease; or

(e) Any variation of this Lease or the Premises; or

(f) Any partial surrender of this Lease Provided That the Guarantor shall have no liability in respect of the surrendered part following the date of surrender; or

(g) Any review or alteration of the rent payable under this Lease; or

(h) Any other act or thing whereby but for this provision the Guarantor would have been released

shall not release exonerate or in any way affect the liability of the Guarantor under this covenant.

6.2.2 If any of the following events occur during the Liability Period:

(a) This Lease is disclaimed by any person having a right of disclaimer.

(b) The Tenant being a company is struck off the Register of Companies or is dissolved or (being a company incorporated outside Great Britain) shall cease to exist under the laws of the country or state of its incorporation.

(c) This Lease is forfeited by the Landlord.

(d) This Lease is prematurely determined in any other fashion other than by surrender.

And the Landlord within six months thereafter by notice in writing so requires the Guarantor will accept a new lease of the Premises in their then actual state and condition (subject to any underlease or tenancy or other interest for the time being affecting the Premises or any part of the Premises) for a term equal to the residue of the Contractual Term remaining at the date of the relevant event at the rent last payable under this Lease (subject to review in accordance with the Rent Review Provisions) and subject to the same covenants provisions and conditions as are contained in this Lease the new lease to take effect from the date of the relevant event and in such case the Guarantor shall pay the costs of the new lease (including the Landlord's solicitors' costs and disbursements) and execute and deliver to the Landlord a counterpart of the new lease.

6.2.3 That if the Landlord's right to require the Guarantor to accept a new lease of the Premises arises under sub-clause 6.2.2 but for any reason the Landlord does not require the Guarantor to accept a new lease the Guarantor shall pay to the Landlord on demand an amount equal to the rent and other monies payable under this Lease for the period commencing on the date of the event giving rise to the Landlord's right and ending on the date six months after such date or (if earlier) the date on which the Premises are re-let and any rent free period or period at a concessionary rent under such new letting expires.

6.2.4 That the Guarantors liability to the Landlord shall as between the Landlord and the Guarantor be that of principal debtor.

6.2.5 That the Guarantor shall and does subordinate any and all claims that the Guarantor may have against the Tenant at any time to any and all claims by the Landlord under this Lease.

7 CERTIFICATE OF NO AGREEMENT FOR LEASE

We certify that there is no Agreement for Lease to which this Lease gives effect.

IN WITNESS of which the parties to this Deed have duly executed it on the date specified on page one.

EXECUTED as a Deed (but not delivered)

until the date hereof) by affixing)

the Common Seal of)

TOKLEY LIMITED)

in the presence of:)

Director

Secretary

SIGNED as a Deed (but not delivered)

until the date hereof) by affixing)

the Common Seal of)

TELE-PUBLISHING UK LIMITED)

in the presence of:)

Director

Secretary